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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 10, 2001, except for Note 12 for which the date is July 25, 2001, relating to the financial statements of Koss Corporation, which appears in Koss Corporation's Annual Report on Form 10-K for the year ended June 30, 2001.

/S/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
June 3, 2002